Exhibit 99.1

NEWS RELEASE For release at 4:00 p.m. EDST, 7/18/07 Contact: Susan Sutherland Toll free ofc. (877) 988-8048 Fax (715) 424-3414 Email- pr@renlearn.com

2911 Peach Street • P.O. Box 8036 • Wisconsin Rapids, WI 54495-8036

Renaissance Learning, Inc. Announces Second Quarter 2007 Results; Increases
Quarterly Dividend and Declares Special Cash Dividend

WISCONSIN RAPIDS, WI — July 18, 2007 — Renaissance Learning®, Inc. (Nasdaq: RLRN), a leading provider of computer-based assessment and progress monitoring technology to support personalized reading, writing, and math instruction and practice in K-12 schools, today announced financial results for the quarter ended June 30, 2007.  Revenues for the second quarter of 2007 were $27.2 million, a decrease of 7.3% from second quarter 2006 revenues of $29.3 million.  Deferred revenue increased by $4.6 million in the second quarter of 2007 versus a $2.0 million increase in the prior year’s second quarter.  Net income for the second quarter of 2007 was $2.2 million, or $.08 per share, compared to net income of $4.7 million, or $.16 per share, for the second quarter last year.

Revenues for the six-month period ended June 30, 2007 were $53.9 million, down 10.9% from 2006 revenues of $60.4 million.  Deferred revenue increased by $5.0 million versus a decrease of $0.6 million in the first six months of 2006.  Net income was $3.5 million for the six-month period ended June 30, 2007, down 57.1% from the prior year’s net income of $8.2 million.  Earnings per share for the first half of 2007 were $.12 compared to $.27 in the first six months of 2006.

“Though it is not apparent yet in the revenue and income numbers because of our transition to the Enterprise subscription model which delays revenue recognition, this was a good quarter for us providing solid evidence of a turnaround,” commented Terrance D. Paul, Chief Executive Officer.  “Second quarter orders, excluding laptops, were up almost 9%, the strongest growth in over four years, and with the recently announced Home Connect feature, we expect Accelerated Reader and Accelerated Math Enterprise sales will continue to grow. We also achieved growth in the number of new school customers compared to last year for most of our products.  The laptop product line was the one glaring negative with revenues declining nearly 17%; however, we expect this to rebound as well. In addition, the feedback on the recently announced NEO2 has been very positive.  NEO2 adds several new features to the already popular NEO product.  In particular, NEO2 will be able to run Accelerated Reader which, with an estimated over one million computers dedicated to running AR in schools nationwide, is a very good thing.”

The company announced that its Board of Directors declared a special cash dividend of $.75 per share and

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increased its quarterly cash dividend 40% from $.05 per share to $.07 per share, both payable September 4, 2007 to shareholders of record as of August 10, 2007.  “Today’s Board action is a reflection of our confidence in the company’s long-term growth prospects, strong cash flow and overall financial strength,” stated Paul.  “While stock buyback activity may also continue, the Board believes that, at this time, distributing cash to shareholders through higher dividends is a good use of our strong cash flow to enhance shareholder value.”

Renaissance Learning added about 700 new customer schools in the U.S. and Canada during the quarter, bringing total North American schools that are actively using the Company’s products to over 72,000.  Of these, over 62,000 are using the Company’s reading products, over 28,000 are using the Company’s math products and over 18,000 are using at least one Renaissance Place product.

The Company will hold a conference call at 4:00 p.m. CDST today to discuss its financial results, quarterly highlights and business outlook.  The teleconference may be accessed in listen-only mode by dialing 888-603-6873, ID number 8982657 at 4:00 p.m. CDST.  Please call a few minutes before the scheduled start time to ensure a proper connection.

A digital recording of the conference call will be made available on July 18, 2007 at 8:00 p.m. through July 25, 2007 at 11:59 p.m.  The replay dial-in is 877-519-4471.  The conference ID number to access the replay is 8982657.

Renaissance Learning, Inc.

Renaissance Learning is the world’s leading provider of computer-based assessment technology for K-12 schools. Adopted by more than 72,000 North American schools, Renaissance Learning’s tools provide daily formative assessment and periodic progress-monitoring technology to enhance core curriculum, support differentiated instruction, and personalize practice in reading, writing, and math. Our products help educators make the practice component of their existing curriculum more effective by providing tools to personalize practice and easily manage the daily activities for students of all ability levels. As a result, teachers using Renaissance Learning products accelerate learning, achieve higher test scores on state and national tests, and get more satisfaction from teaching. Renaissance Learning has seven U.S. locations and subsidiaries in Canada, India, and the United Kingdom.

This press release contains forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995, including statements regarding 2007 financial results, growth initiatives and management’s revenue expectations and growth prospects for future periods.  Any such forward-looking statements may involve risk and uncertainties that could cause actual results to differ materially from any future results encompassed within the forward-looking statements.  Factors that could cause or contribute to such differences include risks associated with the implementation of the Company’s strategic growth plan and other risks affecting the Company’s business as described in the Company’s filings with the Securities and Exchange Commission, including the Company’s 2006 Annual Report on Form 10-K and later filed quarterly reports on Form 10-Q and Current Reports on Form 8-K, which factors are incorporated herein by reference.  The Company expressly disclaims a duty to provide updates to forward-looking statements, whether as a result of new information, future events or other occurrences.

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RENAISSANCE LEARNING®, INC.

CONSOLIDATED STATEMENTS OF INCOME

(dollar amounts in thousands, except per share amounts)

(unaudited)

	Three Months			Six Months

	Ended June 30,			Ended June 30,

	2007	2006	2007	2006

Net sales:
Products	$22,206	$24,925	43,908	$50,249
Services	4,971	4,394	9,957	10,188
Total net sales	27,177	29,319	53,865	60,437

Cost of sales:
Products	4,490	4,982	8,193	9,311
Services	2,443	1,875	5,310	4,681
Total cost of sales	6,933	6,857	13,503	13,992

Gross profit	20,244	22,462	40,362	46,445

Operating expenses:
Product development	4,636	4,305	9,702	8,487
Selling and marketing	8,835	7,389	18,240	16,744
General and administrative	3,612	3,692	7,455	8,898

Total operating expenses	17,083	15,386	35,397	34,129

Operating income	3,161	7,076	4,965	12,316

Other income (expense), net	324	343	626	625

Income before income taxes	3,485	7,419	5,591	12,941

Income taxes	1,307	2,745	2,096	4,788

Net Income	$2,178	$4,674	$3,495	$8,153

Income per share:
Basic	$0.08	$0.16	$0.12	$0.27
Diluted	$0.08	$0.16	$0.12	$0.27

Weighted average shares outstanding:
Basic	28,809,707	29,830,082	28,834,117	29,986,642
Diluted	28,828,288	29,837,205	28,854,858	29,996,432

RENAISSANCE LEARNING®, INC.
CONSOLIDATED BALANCE SHEETS
(dollar amounts in thousands)
(unaudited)

	June 30,	December 31,
	2007	2006

ASSETS:
Current assets:
Cash and cash equivalents	$8,005	$5,953
Investment securities	14,536	22,525
Accounts receivable, net	14,404	10,528
Inventories	5,268	4,108
Prepaid expenses	1,638	1,895
Income taxes receivable	2,231	4,104
Deferred tax asset	3,599	3,596
Other current assets	288	97
Total current assets	49,969	52,806

Investment securities	10,303	1,625
Property, plant and equipment, net	11,455	11,811
Goodwill	47,022	46,973
Other noncurrent assets	6,665	7,308

Total assets	$125,414	$120,523

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current liabilities:
Accounts payable	$1,969	$2,782
Deferred revenue	27,751	23,751
Payroll and employee benefits	5,062	4,750
Other current liabilities	3,457	3,429
Total current liabilities	38,239	34,712
Deferred revenue	1,895	885
Deferred compensation and other
employee benefits	1,822	1,665
Deferred tax liability	-	878
Income taxes payable	4,193	2,812
Other non-current liabilities	207	-
Total liabilities	46,356	40,952

Total shareholders' equity	79,058	79,571

Total liabilities and shareholders' equity	$125,414	$120,523